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                                                                  EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of American International Airways, Inc. and Related Companies
Ypsilanti, Michigan

We consent to the incorporation by reference in this Registration Statement No. 333-28553 of Kitty Hawk, Inc. on Form S-8 of: our report relating to the combined financial statements of American International Airways, Inc. and related companies (collectively the "Companies") dated October 16, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Companies' ability to continue as a going concern) appearing in the Form 8K dated November 19, 1997, our report dated October 16, 1997 relating to the financial statement schedule of the Companies and to our report relating to the statements of certain assets sold of AIA dated September 29, 1997 appearing in Amendment No. 1 to Form 8K of Kitty Hawk, Inc. dated November 6, 1997.

We also consent to the reference to us under the Heading "Experts" in the Prospectus, which is part of the Registration Statement.


Ann Arbor, Michigan
February 3, 1998